EXHIBIT 10.1


                         FINANCIAL CONSULTING AGREEMENT



     This FINANCIAL CONSULTING AGREEMENT (this "Agreement") made as of
the     day of          , 1998, is by and between Curtis International, Ltd., an
Ontario corporation, with its principal place of business at 7 Kodiak Crescent, Downsview, Ontario M3J 3E5 (the "Company"), and Joseph Stevens & Company, Inc.,
a     corporation, having its principal place of business at 33 Maiden Lane, 8th
Floor, New York, New York 10038 (the "Consultant").



                                   RECITALS:


     A. The Company is a public company with a class of equity securities publicly traded, and desires to retain Consultant to provide certain financial consulting services.

     B. Consultant desires to provide certain financial consulting services to the Company in accordance with the terms and conditions contained hereinafter.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:


     1. CONSULTING SERVICES. During the term of this Agreement, the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory service contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. The Consultant's duties may include, but will not necessarily be limited to:


     A. Providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large under a systematic planned approach;

     B. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

     C. Arranging, on behalf of the Company and its representatives, at appropriate times, meetings with securities analysts of major regional investment banking firms;

     D. Assisting in the Company's financial public relations, including discussions between the Company and the financial community;

     E.   Rendering advice with regard to internal operations, including:

        (i) advice regarding formation of corporate goals and their implementation;

        (ii) advice regarding the financial structure of the Company and its divisions or subsidiaries or any programs and projects of such entities;

        (iii) advice concerning the securing, when necessary and if possible, of additional financing through banks, insurance companies and/or other institutions;

        (iv) advice regarding corporate organization and personnel;

     F. Rendering advice with respect to any acquisition program of the Company; and

     G. Rendering advice regarding a future public or private offering of securities of the Company or of any subsidiary.

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


     2. RELATIONSHIPS WITH OTHERS. The Company acknowledges that the Consultant and its affiliates are in the business of providing financial services and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant or its affiliates from rendering such services or advice to others.



     3. TERM. The term of this Agreement shall be for two years commencing as of the date first written above and terminating one day prior to the second anniversary hereof; provided, however, that this Agreement shall be automatically renewable for subsequent one year terms upon mutual agreement of the parties.



     4. COMPENSATION. In consideration for the performance of services hereunder, the Company hereby agrees to pay Consultant the aggregate sum
        of $       , representing full payment due, which will be paid as of the date first written above. The Company further hereby agrees to pay the reasonable out-of-pocket expenses incurred by Consultant in connection with such services to be rendered hereunder. Consultant may, from time to time, deem it to be in the best interests of the Company to retain an outside consultant in connection with certain specific acquisitions or proposed transactions. Consultant agrees to obtain the written consent of the Company prior to retaining such Consultant. In such event, the Company hereby agrees to pay any and all fees and expenses of such consultant.



     5. FINDER'S FEE. In addition to the duties set out in Section 1 hereof, the Consultant agrees to furnish advice to the Company in connection with the acquisition of and/or merger with other companies, joint ventures with any third parties, and any other financing (other than the private or public sale of the Company's securities for cash), including, but not limited to, the sale of the Company itself (or any significant percentage, subsidiaries or affiliates thereof). In the event that any such transactions are directly or indirectly originated by the Consultant for a period of five years from the date hereof, the Company shall pay fees to the Consultant as follows:


$ -0- - $ 3,000,000                  5% of legal consideration
                                     Amount calculated pursuant to line 1 of this
$ 3,000,001 - $ 4,000,000            computation, plus 4% of excess over $3,000,000
                                     Amount calculated pursuant to lines 1 and 2 of this
$ 4,000,001 - $ 5,000,000            computation, plus 3% of excess over $4,000,000
                                     Amount calculated pursuant to lines 1, 2 and 3 of this
above $5,000,000                     computation, plus 2% of excess over $5,000,000.

     Legal consideration is defined, for purposes of this Agreement, as the total of stock (valued at market on the day of closing, or if there is no public market, valued as set forth herein for other property), cash and assets and property or other benefits exchanged by the Company or received by the Company or its shareholders (all valued at fair market value as agreed or, if not, by any independent appraiser), irrespective of period of payment or terms.


     6. SALES OR DISTRIBUTIONS OF SECURITIES. If the Consultant assists the Company in the sale or distribution of securities to the public or in a private transaction, the Consultant shall receive fees in the amount and form to be arranged separately at the time of such transaction.



     7. FORM OF PAYMENT. All fees due to the Consultant pursuant to Section 5 hereof are due and payable to the Consultant, in cash or by certified check, at the closing or closings of a transaction specified in such
        Section 5 or as otherwise agreed between the parties hereto. In the event that this Agreement shall not be renewed for a period of at least 12 months at the end of the two year period referred to in Section 3 hereof or if terminated for any reason prior to the end of such two year period then, notwithstanding any such non-renewal or termination, the Consultant shall be entitled to the full fee for any transaction contemplated under Section 5 hereof which closes within 12 months after such non-renewal or termination.


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


     8.    LIMITATION UPON THE USE OF ADVICE AND SERVICES.


     A. No person or entity, other than the Company or any of its subsidiaries, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to others, or encourage or facilitate the use of or reliance upon such advice by others, without the prior written consent of the Consultant.

     B. It is clearly understood that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever as to making a market in the securities of the Company or to recommend or advise its clients to purchase the securities of the Company. Research reports or corporate finance reports that may be prepared by the Consultant will, when and if prepared, be done solely on the merits or judgment of analysts of the Consultant or senior corporate finance personnel of the Consultant.

     C. The use of the Consultant's name in any annual report or other report of the Company, or any release or similar document prepared by or on behalf of the Company, must have the prior written approval of the Consultant unless the Company is required by law to include the Consultant's name in such annual report, other report or release, in which event the Consultant will be furnished with a copy of such annual report, other report or release using Consultant's name in advance of publication by or on behalf of the Company.

     D. Should any purchases of securities be requested to be effected through the Consultant by the Company, its officers, directors, employees or other affiliates, or by any person on behalf of any profit sharing, pension or similar plan of the Company, for the account of the Company or the individuals or entities involved, such orders shall be taken by a registered account executive of the Consultant, shall not be subject to the terms of this Agreement, and the normal brokerage commission as charged by the Consultant will apply in conformity with all rules and regulations of the New York Stock Exchange, the National Association of Securities Dealers, Inc. or other regulatory bodies. Where no regulatory body sets the fee, the normal established fee as used by the Consultant shall apply.

     E. The Consultant shall not disclose confidential information which it learns about the Company as a result of its engagement hereunder, except as such disclosure as may be required for Consultant to perform its duties hereunder.


     9. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants that any and all information supplied hereunder to Consultant in connection with any and all services to be performed hereunder by Consultant for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Consultant to adequately provide financial consulting services hereunder and/or to initiate and/or effectuate introductions on behalf of the Company with respect to potential acquisitions is dependent upon the prompt dissemination of accurate, correct and complete information to Consultant. In addition, and notwithstanding anything contained herein to the contrary, nothing hereunder shall obligate Consultant to make any minimum number of introductions hereunder or to initiate any merger or acquisitions involving or relating to the Company. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, including the issuance of the warrants hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.



     10. INDEMNIFICATION. Since the Consultant will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Consultant have entered into a separate indemnification agreement substantially in the form attached hereto as Exhibit A and dated the


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        date hereof, providing for the indemnification of Consultant by the
        Company. The Consultant has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.


     11. INDEPENDENT CONTRACTOR. It is expressly understood and agreed that the Consultant shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in the Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that the Consultant shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in the Agreement.



     12. AMENDMENT. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.



     13. NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.



     14. ENTIRE AGREEMENT. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.



     15. SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.



     16. CONSTRUCTION AND ENFORCEMENT. This Agreement shall be construed in accordance with the laws of the State of New York, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.



     17. BINDING NATURE. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.



     18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     CURTIS INTERNATIONAL, LTD.,
                                     an Ontario corporation

                                     By:
                                              Aaron Herzog, President

                                     JOSEPH STEVENS & COMPANY, INC.,
                                     a________corporation

                                     By:

                                     Name:

                                     Title:

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


                                   EXHIBIT A


LADIES AND GENTLEMEN:

     In connection with our engagement of JOSEPH STEVENS & COMPANY, INC. (the "Consultant") as our financial advisor and investment banker, we hereby agree to indemnify and hold the Consultant and its affiliates, and the directors, officers, partners, shareholders, agents and employees of the Consultant (collectively the "Indemnified Persons"), harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including , but not limited to, fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of the Consultant pursuant to the Financial Consulting Agreement, of even date herewith, between the Consultant and us (the "Consulting Agreement"), or (B) otherwise related to or arising out of the Consultant's activities on our behalf pursuant to the Consultant's engagement under the Consulting Agreement, and we shall reimburse any Indemnified Person for all expenses (including, but not limited to, fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with the Consultant's engagement under the Consulting Agreement except for any Claim incurred by us solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

     We further agree that we will not, without the prior written consent of the Consultant settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes a legally binding, unconditional, and irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

     Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution, but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by us of substantial rights and defenses, and such failure to so notify us will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnified Person concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by us therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

     We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not the Consultant is the Indemnified Person) we and the Consultant shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is
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appropriate to reflect the relative benefits to us, on the one hand, and the
Consultant, on the other, in connection with the Consultant's engagement by us under the Consulting Agreement, subject to the limitation that in no event shall the amount of the Consultant's contribution to such Claim exceed the amount of fees actually received by the Consultant from us pursuant to the Consultant's engagement under the Consulting Agreement. We hereby agree that the relative benefits to us, on the one hand, and the Consultant, on the other hand, with respect to the Consultant's engagement under the Consulting Agreement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our shareholders as the case may be, pursuant to the transaction (whether or not consummated) for which the Consultant is engaged to render services bears to (b) the fee paid or proposed to be paid to the Consultant in connection with such engagement.

     Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that an Indemnified Party may have at law or at equity.

     Should the Consultant, or any of its directors, officers, partners, shareholders, agents or employees, be required to be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the Consultant's engagement under the Consulting Agreement, we agree to pay all reasonable expenses (including but not limited to fees and expenses of counsel) in complying therewith and one thousand dollars ($1,000) per day for any sworn testimony or preparation therefor, payable in advance.

     We hereby consent to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

     It is understood that, in connection with the Consultant's engagement under the Consulting Agreement, the Consultant may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original effect following the completion or termination of the Consultant's engagement(s).

                                     Very truly yours,

                                     CURTIS INTERNATIONAL, LTD.

                                     By:
                                              Aaron Herzog, President

CONFIRMED AND AGREED TO:

JOSEPH STEVENS & COMPANY, INC.

By:

Name:

Title:

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